================================================================================

                           SECOND AMENDMENT AGREEMENT

                           dated as of July 10, 2001


                                     among

                             EXCELSIOR FUNDS, INC.,
                        EXCELSIOR TAX-EXEMPT FUNDS, INC.
                           AND EXCELSIOR FUNDS TRUST
                    (FORMERLY EXCELSIOR INSTITUTIONAL TRUST)
                            ON BEHALF OF EACH SERIES
                           OR PORTFOLIO NAMED HEREIN


                                      and


                           THE CHASE MANHATTAN BANK,
                       as Administrative Agent and Lender



                            ________________________

             To The Credit Agreement Dated as of December 27, 1999
                          ____________________________

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

     THIS SECOND AMENDMENT AGREEMENT, dated as of July 10, 2001 (this

"Amendment"), among (i) each fund signatory hereto (each a "Fund" and,
 ---------                                                  ----
collectively, the "Funds") on behalf of the series or portfolios of the Fund,
                   -----
which series and portfolios are listed on Schedule I beside the name of the Fund
                                          ----------
of which each series or portfolio is a series or portfolio (each such series or portfolio, a "Borrower" and, collectively, the "Borrowers"), (ii) the banks and
              --------                          ---------
other financial institutions from time to time parties to this Agreement (the

"Lenders"), and (iii)  THE CHASE MANHATTAN BANK, a New York banking corporation,
--------
as administrative agent for the Lenders hereunder (in such capacity, the

"Administrative Agent"); to the Credit Agreement, dated as of December 27, 1999
---------------------
(the "Original Closing Date") among all of such parties (as amended, the
      ---------------------
"Agreement").
----------

                                 W I T N E S S E T H :
                                 - - - - - - - - - -

          WHEREAS, the parties to the Agreement previously amended the Agreement pursuant to a letter agreement dated as of December 25, 2000, and First Amendment Agreement dated as of February 28, 2001;

          WHEREAS, the parties to the Agreement desire to amend the Agreement as of the date hereof (the "Amendment Effective Date") in order to (i) add Danske
                         ------------------------
Bank A/S as a Lender hereunder and (ii) increase the Aggregate Commitment from $25,000,000 to $50,000,000;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1.  Defined Terms.  Capitalized terms used herein and not defined
                 -------------
herein shall have the meanings specified in the Agreement.

     SECTION 2.  Amendment to the Agreement.   (a) Section 1.1 of the Agreement
                 --------------------------
is hereby amended by deleting the definition of the term "Aggregate Commitment" and inserting in lieu thereof the following:

              "'Aggregate Commitment': the total of all Commitments of all
                --------------------
    Lenders, as may be reduced from time to time in the accordance with the terms of this Agreement. On the Amendment Effective Date (as defined in the Second Amendment Agreement dated as of July 10, 2001 by the parties hereto), the Aggregate Commitment shall be equal to $50,000,000."

     (b) Section 2.4(a) of the Agreement is hereby amended by deleting the last sentence thereof in its entirety and inserting in lieu thereof the following:

     "Prior to such termination, the Funds shall notify the Administrative Agent in writing as to the Allocations of the remaining Borrowers (the aggregate amount of which Allocations shall equal 100%), effective as of the termination."


     (c) Schedule II to the Agreement is hereby amended by deleting such
         -----------
schedule in its
entirety and inserting in lieu thereof the Schedule II attached to this
                                           -----------
Amendment.

     SECTION 3.  Conditions to Effectiveness.  This Amendment shall become
                 ---------------------------
effective only upon the satisfaction or waiver of all of the following conditions precedent:

    (a) Executed Agreement and Payment of Fees.  The Administrative Agent shall
        --------------------------------------
have received this Amendment, executed and delivered by a duly authorized officer of each of the Funds on behalf of such Fund and each Borrower, with a counterpart for each Lender. The Administrative Agent shall have received all fees due and payable to the Administrative Agent pursuant to this Amendment.

    (b) Additional Matters.  All corporate and other proceedings, and all
        ------------------
documents, instruments and other legal matters in connection with the transactions contemplated hereby and by the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions (with customary assumptions and exceptions) in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

    SECTION 4. Representations and Warranties. To induce the Administrative
               ------------------------------
Agent and the Lenders to enter into this Amendment and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

     (a) This Amendment has been duly authorized and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (b) The representations and warranties set forth in Section 3 of the Agreement are true and correct in all material respects on the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) Before and after giving effect to this Amendment, no Default has occurred and is continuing.

     SECTION 5.  Reference to and Effect on the Documents.  Each reference in
                 ----------------------------------------
the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Agreement in documents related to the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement and all such related documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each party.

     SECTION 6.  Governing Law.  This Amendment and the rights and obligations
                 -------------
of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without regard to its conflict of laws principles.

     SECTION 7.  Counterparts.  This Amendment may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

                          [Signature pages to follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                         THE CHASE MANHATTAN BANK
                         as Administrative Agent and Lender



                         By:  ______________________________
                              Name:
                              Title:

                    [CHASE/EXCELSIOR FUNDS SECOND AMENDMENT
                           AGREEMENT SIGNATURE PAGE]


                         DANSKE BANK A/S, Lender



                         By:______________________________
                            Name:
                            Title:

                    [CHASE/EXCELSIOR FUNDS SECOND AMENDMENT
                           AGREEMENT SIGNATURE PAGE]



                         EXCELSIOR FUNDS, INC., on behalf of
                              Money Fund
                              Government Money Fund
                              Treasury Money Fund
                              Short-Term Government Securities Fund
                              Intermediate-Term Managed Income Fund
                              Managed Income Fund
                              Blended Equity Fund
                              Energy and Natural Resources Fund
                              Value and Restructuring Fund
                              Small Cap Fund
                              International Fund
                              Emerging Markets Fund
                              Pacific/Asia Fund
                              Pan European Fund
                              Latin America Fund
                              Large Cap Growth Fund
                              Real Estate Fund
                              Technology Fund
                              Biotechnology Fund



                         By:______________________________
                            Name:
                            Title:

                    [CHASE/EXCELSIOR FUNDS SECOND AMENDMENT
                           AGREEMENT SIGNATURE PAGE]



                         EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of
                              Tax-Exempt Money Fund
                              Short-Term Tax-Exempt Securities Fund
                              Intermediate-Term Tax-Exempt Fund
                              Long-Term Tax-Exempt Fund
                              New York Intermediate-Term Tax-Exempt Fund
                              California Tax-Exempt Income Fund
                              New York Tax-Exempt Money Fund



                         By:______________________________
                            Name:
                            Title:


                         EXCELSIOR FUNDS TRUST, on behalf of
                              Equity Fund
                              Income Fund
                              Total Return Bond Fund
                              International Equity Fund
                              Optimum Growth Fund
                              Value Equity Fund (to be renamed the
                               Mid Cap Value Fund as of July 13, 2001)
                              High Yield Fund



                         By:______________________________
                            Name:
                            Title:

                                  SCHEDULE II
                                  -----------


                          COMMITMENTS, ADDRESSES, ETC.
                          ----------------------------

                                                   Amount of
Name and Address of Lender                        Commitment
--------------------------                        ----------

THE CHASE MANHATTAN BANK                          $25,000,000
270 Park Avenue, 20th Floor
New York, New York 10017
Attention:  Elisabeth H. Schwabe
Telephone:  (212) 270-4954
Fax: (212) 270-1511

DANSKE BANK A/S                                   $25,000,000
280 Park Avenue, 4th Floor--East Building
New York, New York 10017
Attention: Mr. Anders Iverson
Telephone: (212) 984-8468
Fax: (212) 370-1682

                                   SCHEDULE I
                                   ----------


BORROWER                                        PRO RATA ALLOCATION
--------                                        -------------------

I. Excelsior Funds, Inc.

Money Fund                                            15.8149%

Government Money Fund                                  8.9716%

Treasury Money Fund                                    4.2646%

Short-Term Government Securities Fund                  0.4828%

Intermediate-Term Managed Income Fund                  1.6245%

Managed Income Fund                                    2.0340%

Equity Fund                                            7.2523%

Energy and Natural Resources                           0.7084%

Value and Restructuring Fund                          13.6834%

Small Cap Fund                                         0.7676%

International Fund                                     3.0363%

Emerging Markets Fund                                  0.0910%

Pacific/Asia Fund                                      0.4169%

Pan European Fund                                      1.1518%

Latin America Fund                                     0.1375%

Large Cap Growth Fund                                  3.3753%

Real Estate Fund                                       0.3690%

Technology Fund                                        0.2036%

Biotechnology Fund                                     0.0418%


II. Excelsior Tax-Exempt Funds, Inc.

Tax-Exempt Money Fund                                 19.2437%

Short-Term Tax-Exempt Securities Fund                  0.4540%

Intermediate-Term Tax-Exempt Fund                      2.5388%

Long-Term Tax-Exempt Fund                              1.0269%

New York Intermediate-Term Tax-Exempt Fund             1.1310%

California Tax-Exempt Income Fund                      0.5034%

New York Tax-Exempt Money Fund                         4.5289%


III. Excelsior Funds Trust

Equity Fund                                            1.2221%

Income Fund                                            0.8579%

Total Return Bond Fund                                 2.3279%

International Equity Fund                              0.6744%

Optimum Growth Fund                                    0.6556%

Value Equity Fund                                      0.2915%
(to be renamed the Mid Cap
Value Fund as of July 13, 2001)

High Yield Fund                                        0.1167%